                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 WD-40 COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 WD-40 COMPANY
                               1061 Cudahy Place
                                P.O. Box 80607
                       San Diego, California 92138-0607

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

To the Shareholders:

     The 1997 Annual Meeting of the Shareholders will be held at the Carmel Room, Mission Valley Hilton, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, November 25, 1997, at 2:00 p.m. for the following purposes:

     1. To approve an amendment to the Company's By-Laws to change the authorized number of Directors of the Company to be not less than nine nor more than twelve and to fix the current number of Directors at ten;

     2. To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

     3. To approve amendments to the WD-40 Company 1990 Incentive Stock Option Plan to increase the number of shares reserved for issuance pursuant to the Plan from 880,000 shares to 1,480,000 shares, to authorize the grant of options to outside Directors, and to extend the termination date of the Plan to December 31, 2005;

     4. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year 1998; and

     5. To consider and act upon such other business as may properly come before the meeting.

     Only the shareholders of record at the close of business on October 10, 1997 are entitled to vote at the meeting.

                                              By Order of the Board of Directors
                                                               Harlan F. Harmsen
                                                                       Secretary

San Diego, California
October 30, 1997

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Shareholders to be held on November 25, 1997, and at any adjournment or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to shareholders on or about October 30, 1997.

     At the meeting, the shareholders of WD-40 Company will vote to approve an amendment to the Company's By-Laws to increase the authorized number of Directors, to elect the Board of Directors for the ensuing year, to approve amendments to the Company's 1990 Incentive Stock Option Plan and to ratify the selection of Price Waterhouse LLP as the Company's independent accountants. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

     The close of business on October 10, 1997 is the record date for shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders of WD-40 Company. On October 10, 1997, WD-40 Company had outstanding 15,563,792 Common Shares. Shareholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

     If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

     The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

                          PRINCIPAL SECURITY HOLDERS

     The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

                                              Amount and Nature
                                           of Beneficial Ownership     Percent
Name and Address of Beneficial Owner          October 10, 1997         of Class
--------------------------------------------------------------------------------
Mario L. Crivello                                1,015,790/1/            6.5%
San Diego, California

Margaret L. Roulette                               805,000/2/            5.2%
San Diego, California

/1/ Mr. Crivello has sole voting and investment power over 907,218 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 93,742 shares held directly.

/2/ Mrs.Roulette has sole voting and investment power over all shares held in trust for the benefit of herself and remainder beneficiaries.

                    PROPOSAL TO AMEND THE COMPANY'S BY-LAWS

     Article III, Section 2 of the By-Laws of the Company, duly adopted by its shareholders on October 30, 1972, provides that the authorized number of Directors of the Company shall be not less than six nor more than nine until changed by amendment of the Articles of Incorporation or by a by-law duly adopted by the shareholders. The exact number of Directors is to be fixed from time to time by a by-law or amendment thereof duly adopted by the shareholders or by the Board of Directors.

     The Company's Board of Directors has been comprised of nine members, the maximum number allowed, since 1988. The Board of Directors believes that effective oversight of the Company will continue to require at least nine members and that additional qualified candidates for election to the Board can enhance its effectiveness. In particular, the Board of Directors has nominated Garry O. Ridge to serve as a Director. The Board of Directors has elected Mr. Ridge as President and Chief Executive Officer as of October 1, 1997 following
the retirement of Gerald C. Schleif.   Mr. Ridge's nomination is subject to
approval of an amendment to the Company's By-Laws to increase the authorized number of Directors to not less than nine nor more than twelve, with the exact number fixed at ten at this time.

     The following amendment to Section 2 of Article III of the Company's By-Laws has been proposed by the Board of Directors for adoption by the
Shareholders:

     "Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be not less than nine nor more than twelve until changed by amendment of the Articles or by a By-Law duly adopted by the shareholders. The exact number of directors shall be fixed, within the limits specified, by the Board or the shareholders in the same manner provided in these By-Laws for the amendment hereof. The exact number of directors shall be ten until changed as provided in this Section 2."

     Approval of the foregoing amendment to the By-Laws will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes are not counted as votes in favor of approval of the proposed amendment. The Board of Directors urges Shareholders to vote "FOR" approval of the By-Laws amendment.

                      NOMINEES FOR ELECTION AS DIRECTORS
                     AND SECURITY OWNERSHIP OF MANAGEMENT

     Unless marked to the contrary, the Proxies received will be voted for the election of the ten nominees named below to serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, his or her Proxy will be voted for a nominee designated by the present Board of Directors to fill such vacancy. If the proposed amendment to the By-Laws increasing the number of authorized Directors from nine to ten is not approved at the meeting, the Proxies received will be voted for all of the nominees named below with the exception of Garry O. Ridge.

     Each shareholder entitled to vote at the Annual Meeting has the right to vote his or her shares cumulatively for the election of Directors, provided at least one shareholder has given notice at the meeting of his or her intention to vote cumulatively. If cumulative voting is in effect, each shareholder will be entitled to cast as many votes as there are Directors to be elected multiplied by the number of shares registered in his or her name on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees in accordance with his or her choice.

     If cumulative voting is in effect at the Annual Meeting, unless otherwise indicated by the shareholder, the persons named in the enclosed form of Proxy will vote, in their discretion, for one or more of the nominees for whom authority was not withheld and will cumulate votes in such a manner so as to assure the election of the maximum number of the nominees of the Board.

     To be elected as a Director, a nominee must receive the affirmative vote of a plurality of votes of Common Shares present or represented at the meeting and entitled to vote for the election of Directors, whether cumulative voting is in effect or not. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, including beneficial ownership of the Company's common stock, for the ten nominees, for the executive officers named in the Summary Compensation Table on Page 7, and for all Directors and executive officers as a group.


                                                                                                    Amount and Nature of Beneficial
                                                Principal                        Director            Ownership October 10, 1997/1/
Nominee                        Age             Occupation                         Since              Number       Percent of Class
------------------------------------------------------------------------------------------------------------------------------------
John S. Barry                   73         Retired; Former Chief                   1970              414,440            2.7%
                                       Executive Officer and Present
                                          Chairman, WD-40 Company

Mario L. Crivello               57               Investor                          1994            1,015,790/2/         6.5

Daniel W. Derbes                67      President, Signal Ventures                 1984                1,000             *

Harlan F. Harmsen               70           Retired Attorney;                     1977                6,400/3/          *
                                          Secretary, WD-40 Company

Jack L. Heckel                  67     Retired; Former President and               1984                4,080             *
                                         Chief Operating Officer,
                                                  GenCorp

Garry O. Ridge                  41          President and Chief                     N/A               18,724/4/          *
                                            Executive Officer,
                                               WD-40 Company

Margaret L. Roulette            73               Investor                          1977              805,000/5/         5.2

Gerald C. Schleif               62     Retired, Former President and               1984              103,257/6/          *
                                         Chief Executive Officer,
                                               WD-40 Company

C. Fredrick Sehnert             66       Retired; Former Chairman                  1983                  813             *
                                       and Chief Executive Officer,
                                           Laser Precision Corp.

Edward J. Walsh                 65   President, The Sparta Group, Ltd.             1988                1,000             *

EXECUTIVE OFFICERS
------------------
Michael L. Freeman              44   Vice-President - Administration,               N/A               13,869/7/          *
                                              WD-40 Company

Graham P. Milner                43       Vice President - Sales &                   N/A               21,215/8/          *
                                         Marketing, The Americas,
                                              WD-40 Company

Paul A. Thompsen                61      Vice President - Business                   N/A               41,595/9/          *
                                            Development, WD-40
                                                 Company

All Directors and Executive
Officers as a Group                                                                                2,447,193/10/       15.6

*    Less than one (1) percent.

/1/  All shares owned directly unless otherwise indicated.
/2/ Mr. Crivello has sole voting and investment power over 907,218 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 93,792 shares held directly.
/3/ Mr. Harmsen has sole voting and investment power over 400 shares held in trust for others and 6,000 shares held directly.
/4/ Mr. Ridge has the right to acquire 11,822 shares upon exercise of stock options. Mr. Ridge has voting power over 351.8 shares held under the Company's Employee Stock Ownership Plan.
/5/ Mrs. Roulette has sole voting and investment power over all shares held in trust for herself and remainder beneficiaries.
/6/ Mr. Schleif has the right to acquire 48,000 shares upon exercise of stock options. Mr. Schleif has voting power over 911.4 shares held under the Company's Employee Stock Ownership Plan.
/7/ Mr. Freeman has the right to acquire 11,438 shares upon exercise of stock options. Mr. Freeman has voting power over 581.2 shares held under the Company's Employee Stock Ownership Plan.
/8/ Mr. Milner has the right to acquire 20,232 shares upon exercise of stock options. Mr. Milner has voting power over 600.6 shares held under the Company's Employee Stock Ownership Plan.
/9/ Mr. Thompsen has the right to acquire 6,800 shares upon exercise of stock options. Mr. Thompsen has voting power over 3,544.6 shares held under the Company's Employee Stock Ownership Plan.
/10/ Total includes the rights of executive officers to acquire 98,292 shares upon exercise of stock options and also includes 5,989.6 shares held under the Company's Employee Stock Ownership Plan over which individual executive officers have voting power.

NOMINEES FOR ELECTION AS DIRECTORS

     John S. Barry joined the Company in 1969 as President, became a Director in 1970 and served as Treasurer from 1972 until 1989. He served as Chief Executive Officer from 1990 until 1992. Mr. Barry was elected Chairman of the Board in 1990.

     Mario L. Crivello was elected to the Board of Directors in 1994 following the death of his father, Sam Crivello, a Company founder. Mr. Crivello is retired, having been the managing owner and master of Tuna Purse Seiners.

     Daniel W. Derbes was elected to the Board of Directors in 1984. He is President of Signal Ventures, a venture capital firm. Mr. Derbes served as President of Allied-Signal International, Inc. and Executive Vice President of the parent corporation until his retirement in 1988. Mr. Derbes is also a director of Enova Corporation (and its subsidiaries, San Diego Gas & Electric Company and Pacific Diversified Capital) as well as Oak Ind., Inc.

     Harlan F. Harmsen practiced law in San Diego, California from 1957 to 1989. He has been a Director of the Company since 1977 and was named Secretary of the Company in 1982.

     Jack L. Heckel was elected to the Board of Directors in 1984. He served as President and Chief Operating Officer of GenCorp from 1987 through 1993. He was named President of Aerojet General (a division of GenCorp) in 1981 and was elected Chairman of the Board in 1984. Mr. Heckel joined Aerojet General in 1956 and served as a Group Vice President from 1977 through 1981. Mr. Heckel is also a director of San Diego based Advanced Tissue Sciences, Inc. and Wisconsin based Applied Power Corporation.

     Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia ) Pty Ltd. Mr. Ridge was responsible for company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in September 1994 as Director - International Operations and was elected Vice President - International in June 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in December 1996 and he was named President and Chief Executive Officer as of October 1, 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty Ltd. and held a number of senior management position with Hawker Pacific Pty Ltd. (A Hawker Siddeley PLC Group Company) which was the licensee for WD-40 in the Pacific and Asia until 1988.

     Margaret L. Roulette is the sister of Mrs. John S. Barry and is the widow of Robert S. Roulette, a former Director and founder of the Company. Mrs. Roulette is an investor. She has been a Director since 1977.

     Gerald C. Schleif joined the Company in 1969 as Marketing Manager. Mr. Schleif served as Chief Executive Officer from 1992 and as Company President from 1990 through September 1997. He has held elected offices of Vice President-Marketing, Executive Vice President, Treasurer and Chief Operating Officer. Mr. Schleif has been a Director since 1989.

     C. Fredrick Sehnert has been a Director of the Company since 1983. Mr. Sehnert served as Chairman and Chief Executive Officer of Laser Precision Corp. from 1991 through 1994. Previously, he served as President of Wavetek Corporation from 1988 until 1991. He was President of Software Products International, Inc. from 1986 until 1988. Mr. Sehnert was employed by Kratos, Inc. from 1976 through 1984, serving as Chairman and Chief Executive Officer from 1981 until 1984.

     Edward J. Walsh was elected to the Board of Directors in 1988. He is President of The Sparta Group, Ltd., a business consulting organization. Mr. Walsh was employed by The Dial Corporation and its predecessor, Armour-Dial Corporation, for 27 years, serving as its President and Chief Executive Officer from 1984 to 1987. He is also a director of Guest Supply, Inc. and Nortrust of Arizona Holding Corporation.

RELATED PARTY TRANSACTION

     The Company's Operations Manager is Randall Barry who is the son of John S. Barry. Randall Barry has been an employee of the Company since 1984. For fiscal year 1997, Randall Barry received total cash compensation in the amount of $87,260 and employer contributions to the Company's Pension and Profit Sharing Plans were allocable to his account in the amount of $15,998.

COMPENSATION, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Outside directors receive $10,000 as an annual fee and $1,000 for each Board meeting.

     There were five scheduled meetings of the Board of Directors during the last fiscal year. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee is comprised of C. Fredrick Sehnert, Jack L. Heckel and Edward J. Walsh. One meeting was held during the last fiscal year to consider the annual audit and review the audit with the independent accountants after its completion. The Audit Committee also provides its recommendations to the full Board of Directors with respect to the selection and appointment of independent accountants for the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee for the past fiscal year was comprised of Daniel
W. Derbes (Chairman), Jack L. Heckel, C. Fredrick Sehnert and Edward J. Walsh, all of whom are outside directors.

     The function of the Compensation Committee is to provide guidance to the Board of Directors and oversight for all executive compensation and benefit programs. The Committee provides recommendations for base salary and incentive compensation awards for the CEO and executive officers. The Compensation Committee also serves as the Stock Option Committee with authority to grant options and administer the Company's Incentive Stock Option Plans. The Compensation Committee met twice during the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company's stock during the last fiscal year with the exception of the following:

     Peter E. Williams, Chief Financial Officer, filed one late report. Mr. Williams was elected Chief Financial Officer on September 23, 1996. He filed a late Form 3 on October 23, 1996 reporting no shares held as of September 23, 1996.

     Paul A. Thompsen, Vice President - Business Development, filed two late reports and failed to file one report. Three transactions were not reported on a timely basis. Mr. Thompsen sold shares in a self-directed IRA on November 12, 1996 and did not file Form 4. The sale has been reported on Form 5 filed October 1, 1997. Options exercised by Mr. Thompsen on February 20, 1997 and April 11, 1997 were reported late on Form 4s filed August 28, 1997.

     Michael L. Freeman, Vice President - Administration, filed five late reports and four transactions were not reported on a timely basis. Mr. Freeman was elected Vice President on December 9, 1996. He filed a late Form 3 on April 24, 1997 reporting 130 shares held as of December 9, 1996. Options exercised by Mr. Freeman on December 24, 1996, April 4, 1997, June 11, 1997 and July 1, 1997 were reported late on Form 4s filed on August 28, 1997.

     Garry O. Ridge, Executive Vice President during the past year, filed three late reports and three transactions were not reported on a timely basis.
Options exercised by Mr. Ridge on February 14, 1997, July 2, 1997 and August 18, 1997 were reported late on Form 4s filed September 11, 1997.

     Graham P. Milner, Vice President - Sales & Marketing, The Americas, filed two late reports and one transaction was not reported on a timely basis. Mr. Milner was elected Vice president on March 25, 1997. He filed a late Form 3 on April 24, 1997 reporting 125 shares held as of March 25, 1997. Options exercised by Mr. Milner on July 11, 1997 were reported late on Form 4 filed August 28, 1997.

     Gerald C. Schleif, a Director and Chief Executive Officer during the past year, filed one late report and one transaction was not reported on a timely basis. Options exercised by Mr. Schleif on July 2, 1997 were reported late on Form 4 filed September 2, 1997.

     The foregoing late filings to report the exercise of stock options by executive officers were due to an erroneous reliance upon regulations that were amended effective August 15, 1996. Prior regulations did not require immediate reporting of the exercise of options granted pursuant to an employee benefit plan which are exempt transactions under Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) proscribes profits from short-swing trading by reporting persons under Section 16(a).

                            EXECUTIVE COMPENSATION

     The following table shows information for the three (3) fiscal years ended August 31, 1997 concerning the Company's Chief Executive Officer and each of the four highest paid executive officers whose annual salary and bonus compensation exceeded $100,000.

                         SUMMARY COMPENSATION TABLE/1/

                                                                                                 LONG TERM             ALL OTHER
                                              FISCAL YEAR         ANNUAL COMPENSATION      COMPENSATION AWARDS/2/    COMPENSATION/3/
                                                                  -------------------      -------------------
NAME AND PRINCIPAL POSITION                  ENDED AUG. 31        SALARY ($) BONUS ($)       STOCK OPTIONS (#)            ($)
------------------------------------------------------------------------------------------------------------------------------------
 Gerald C. Schleif                               1997          $265,000          $195,000          16,000              $25,000/4/
   Chief Executive Officer                       1996           250,000           215,000          16,000               25,000
                                                 1995           230,000           180,000          16,000               29,000

 Garry O. Ridge                                  1997          $145,000           $50,000           7,000              $25,000/5/
   Executive Vice President                      1996           120,000            71,000           7,000               25,000
                                                 1995           100,000            58,500           7,000               25,000

 Paul A. Thompsen                                1997          $135,000           $45,000           7,000              $25,000/6/
  Vice President - Business                      1996           135,000            37,000           6,800               25,000
  Development                                    1995           132,000            61,000           6,800               25,000

Graham P. Milner                                 1997          $125,000           $40,000           5,000              $25,000/7/
 Vice President - Sales &                        1996           109,000            52,000           5,000               25,000
 Marketing, The Americas                         1995           104,000            43,000           5,000               24,700

Michael L. Freeman                               1997          $105,000           $30,000           5,000              $23,500/8/
  Vice President -                               1996            95,000            32,000           5,000               22,700
  Administration                                 1995            86,000            26,000           2,400               20,500

/1/ No information for Other Annual Compensation, Restricted Stock Awards or Long Term Incentive Payouts has been provided because there was no such reportable compensation awarded to, earned by or paid to the individuals named.

/2/ All historical option grant information has been adjusted to account for the 2 for 1 stock split on July 11, 1997.

/3/ All Other Compensation includes employer contributions to the Company's Money Purchase Pension Plan, Profit Sharing Plan and 401(k) Employee Stock Ownership Plan, and director fees for Mr. Schleif for 1995.

/4/ Includes $22,500 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan, $2,500 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan.

/5/ Includes $22,500 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan and $2,500 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan.

/6/ Includes $22,500 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan and $2,500 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan.

/7/ Includes $22,500 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan and $2,500 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan.

/8/ Includes $20,250 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan and $3,250 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan.

STOCK OPTIONS

     The following table sets forth stock options granted pursuant to the Restated WD-40 Company 1990 Incentive Stock Option Plan during the last fiscal year to each of the Company's executive officers named in the Summary Compensation Table above.

                     OPTION GRANTS IN LAST FISCAL YEAR/1/


                                        PERCENT OF TOTAL OPTIONS
                      OPTIONS GRANTED   GRANTED TO EMPLOYEES IN    EXERCISE PRICE                    GRANT DATE
NAME                        (#)             FISCAL YEAR 1997           ($/SH)       EXPIRATION DATE   VALUE/2/
---------------------------------------------------------------------------------------------------------------
Gerald C. Schleif           16,000/3/            12.6%                 $23.00         9/23/2006       $63,200
Garry O. Ridge               7,000/4/             5.5                   23.00         9/23/2006       $27,650
Paul A. Thompsen             7,000/5/             5.5                   23.00         9/23/2006       $27,650
Graham P. Milner             5,000/6/             3.9                   23.00         9/23/2006       $19,750
Michael L. Freeman           5,000/7/             3.9                   23.00         9/23/2006       $19,750

/1/ All option amounts and exercise prices have been adjusted to account for the 2 for 1 stock split on July 11, 1997.

/2/ The Grant Date Value of $3.95 per share has been determined using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 5.48%; (ii) expected volatility of .189; (iii) a ten-year risk-free rate of return of 6.96%; and
     (iv) exercise ten years from the grant date.

/3/ Mr. Schleif's options are non-qualified options exercisable in full on September 23, 1997.

/4/ Mr. Ridge's incentive stock options are exercisable as to 1,374 shares on January 1, 1998, as to 4,346 shares on January 1, 1999 and as to 1,280 shares on January 1, 2000.

/5/ Mr. Thompsen's incentive stock options are exercisable as to 198 shares on January 1, 1998, as to 4,346 shares on January 1, 1999 and as to 2,456 shares on January 1, 2000.

/6/ Mr. Milner's incentive stock options are exercisable as to 3,814 shares on September 23, 1997 and as to 1,186 shares on January 1, 1998.

/7/ Mr. Freeman's incentive stock options are exercisable as to 4,088 shares on September 23, 1997 and as to 912 shares on January 1, 1998.

     Except as noted for Mr. Schleif, all options granted during the Company's last fiscal year were granted as Incentive Stock Options. The options may be exercised for cash or in lieu of cash, an option holder may tender shares of the Company's common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the Incentive Stock Option Plan restricts the exercise of options with previously owned stock to shares held for a minimum of six months.

     The following table sets forth the number of shares acquired on exercise of stock options in the Company's last fiscal year, the aggregate dollar value realized on exercise of such options and the number and dollar value of unexercised options as of August 31, 1997 for the Company's executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION VALUES/1/

                                                                            NUMBER OF                        VALUE OF
                                                                       UNEXERCISED OPTIONS            UNEXERCISED IN-THE-MONEY
                                                                      AT AUGUST 31, 1997 (#)       OPTIONS AT AUGUST 31, 1997/2/
                           SHARES ACQUIRED      VALUE REALIZED        ----------------------       -----------------------------
NAME                       ON EXERCISE (#)           ($)        EXERCISABLE        UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------------
Gerald C. Schleif                25,922           $317,644           48,000          17,866          $477,000        $149,925
Garry O. Ridge                    9,350             69,048           11,822          10,228           108,678          95,346
Paul A. Thompsen                 24,696            197,964            6,800          11,504            54,400         108,823
Graham P. Milner                    632              5,448           20,232           1,186           201,346          10,377
Michael L. Freeman                2,200             14,981           11,688             912           109,882           7,980

/1/ All option information has been adjusted to account for the 2 for 1 stock split on July 11, 1997.

/2/ The value of Unexercised In-the-Money Options at August 31, 1997 was determined based on the difference between the exercise price for such options and the closing price of $31.75 for the Company's shares as reported by The Nasdaq Stock Market for August 29, 1997.

SUPPLEMENTAL DEATH AND RETIREMENT BENEFIT PLANS

     Since 1984 the Board of Directors has adopted Supplemental Death Benefit Plans for certain key employees. Under the Death Benefit Plan agreements, a participating employee's designated beneficiary or the employee's estate will receive a death benefit equal to the employee's then current base salary in the event of death prior to retirement from the Company. No death benefit is payable if Retirement Benefits become due upon the employee's retirement under the Retirement Benefit Plan agreement.

     Since 1988 the Board of Directors has adopted Supplemental Retirement Benefit Plans for certain key employees. Under the Retirement Benefit Plan agreements, participating employees will receive retirement benefits in the event of the participant's retirement on or after a designated retirement date. The annual retirement benefit for participating employees will be equal to twenty-five percent (25%) of the employee's then current base salary, payable in quarterly installments over a period of fifteen years.

     All benefits under the plans will be subject to payroll taxes and required withholding for state and federal income taxes as deferred compensation. The benefits are funded by key man life insurance policies purchased and owned by the Company. The Board of Directors determines which key employees will participate in the plans and the amount of benefits payable for each participant. Outside directors do not participate in the plans.

     Based upon current (1998) base salaries, the death benefits and annual retirement benefits to be provided under the plans to the executive officers named in the Summary Compensation Table above are set forth below. The benefits shown for Mr. Schleif and Mr. Thompsen are based upon their 1997 base salaries and the Annual Retirement Benefit amount has been superceded for each of them in accordance with arrangements approved by the Board of Directors relating to their respective retirements announced this year. Such arrangements are described below under Retirement Arrangements. Benefit Plans for Mr. Milner and Mr. Freeman have been authorized by the Board of Directors, but will not take effect until the applicable insurance contracts have been obtained. The retirement benefit will not be payable unless the executive officer retires with the Company on or after reaching the specified retirement age. In such event, the actual amount of the annual benefit will be dependent upon the executive's then current annual salary.

                                 DEATH    ANNUAL RETIREMENT  RETIREMENT
NAME                            BENEFIT        BENEFIT          AGE
--------------------------------------------------------------------------

Gerald C. Schleif             $ 265,000        $66,250          65
Garry O. Ridge                  255,000         63,750          65
Paul A. Thompsen                135,000         33,750          65
Graham P. Milner                140,000         35,000          65
Michael L. Freeman              135,000         33,750          65

RETIREMENT ARRANGEMENTS

     Gerald C. Schleif and Paul A. Thompsen will each retire on or before December 31, 1997. The Board of Directors has approved certain financial
arrangements for each of them in connection with their retirement.   Mr. Schleif
and Mr. Thompsen will each receive a retirement benefit in lieu of the benefit otherwise payable to them pursuant to their respective Supplemental Retirement Benefit Plans described above had they been age 65 at retirement. Upon retirement, Mr. Schleif and Mr. Thompsen will receive the sums of $52,000 and $32,176, respectively, per year for a period of fifteen years commencing January 1, 1998, payable in quarterly installments. Each of them will also receive title to their company-owned automobiles and continued medical, dental and eye insurance coverage will be provided for each of them and for their spouses to age 65.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation philosophy of the Company is to be competitive in the marketplace, to attract, retain, and motivate a highly qualified workforce. The Company uses compensation surveys, conducted by independent consultants, to provide data to support the development of competitive compensation plans which reinforce this philosophy. The Compensation Committee of the Board of Directors (the "Committee") determines compensation for the CEO and executive officers. The Committee also serves as the Stock Option Committee under the Company's 1981 and 1990 Incentive Stock Option Plans. In evaluating the CEO's performance, the Committee will measure the year's results against the specific goals set forth in the annual business plan. In addition to financial performance, the Committee considers factors important to the Company such as ethical business conduct, environmental responsiveness, and the general overall perception of the Company by financial and business leaders.

     The Committee is responsible for setting and administering the policies which govern executive compensation and the stock ownership programs of the Company. The members of the Committee are Daniel W. Derbes (Chairman), Jack L. Heckel, C. Fredrick Sehnert and Edward J. Walsh.

     Compensation of the CEO and management's recommendations for all employees' compensation is reviewed annually by the Committee. Changes proposed for executive officers are evaluated and approved by the Committee on an individual basis and all other employees are reviewed as a group. As management responsibilities increase, a greater portion of compensation is driven by financial performance measures.

     There are four components in the Company's executive compensation program:

               1. Base salary
               2. Performance Incentive
               3. Pension and Profit Sharing
               4. Long-term Stock Options

     The Committee uses a ratio, which is reviewed periodically, to maintain what it believes to be the appropriate relationship between these components. The Committee has determined that compensation for the CEO and other executive officers should be weighted more heavily in favor of performance factors. Annual Performance Incentives could range between 0-50% of total cash compensation based on the level of achievement of the current fiscal year's business plan goals.

BASE SALARY

     Base salaries for the CEO and executive officers are established at the beginning of each fiscal year. Detailed position descriptions, scope and complexity of the position as well as external market factors are used to determine base salary levels. Independent compensation surveys such as Wyatt Data Services and William Mercer are the basis for these comparables and base salary levels are pegged at the 50-75th percentile for similar companies. The companies included in these surveys do not necessarily include any of the companies included in the Peer Group identified with reference to the Stock Performance Graph that follows this report. Salary changes are based on guidelines established for all employees using individual performance and comparable adjustments from midpoint levels for the various job classifications. Mr. Schleif's base salary for fiscal year 1997 was $265,000. For fiscal year 1998, effective with his election to the office of CEO as of October 1, 1997, Mr. Ridge will receive a base salary of $255,000. This amount was established in accordance with the foregoing criteria with consideration given to Mr. Ridge's demonstrated qualifications as a WD-40 Company executive officer.

PERFORMANCE INCENTIVE

     The Performance Incentive is that substantial portion of the annual compensation for each executive officer that is related to and contingent upon the individual's contribution and performance and upon the performance of the Company as a whole. Consideration is also given to the performance of any business units under his or her management. The Performance Incentive bonus can range anywhere from 0-50% of total compensation based primarily on the level of business plan achievement. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue and profitability and shareholder value while at the same time motivating its executive officers to perform to the fullest extent of their abilities. Mr. Schleif's Performance Incentive compensation for fiscal year 1997 was about 42% of his total cash compensation.

PENSION AND PROFIT SHARING PLANS

     Since 1963 the Company has maintained tax qualified Pension and Profit Sharing Plans for the benefit of all full time employees, including executive officers. The Company's present Plans include a Money Purchase Pension Plan providing for required contributions for participating employees equal to 10% of their covered compensation, a Profit Sharing Plan providing for discretionary contributions which will be generally limited to 5% of covered compensation and a 401(k) Employee Stock Ownership Plan which allows employees to defer up to 6.6% of covered compensation and provides a matching contribution equal to one-half of the amounts deferred. The Plans serve to provide Company employees with tax-advantaged retirement savings and to focus the attention of employees on profits and the effective use of assets.

LONG-TERM STOCK OPTIONS

     The Company has employed stock options as a means of providing long-term compensation to its key employees for many years. Options are granted at the beginning of each fiscal year to executive officers and other employees based upon the level of management responsibility. Options grants are not generally based on prior performance or results of operation. The Company's Stock Option Plan has been established to:

     a. Focus attention on corporate strategic business direction; and

     b. Increase ownership and retention in the Company's stock, thereby aligning the interests of the participant employees with those of the Company's shareholders .

     For fiscal year 1998, the Stock Option Committee granted options to purchase a total of 147,800 shares to company employees (50) at $31.75 per share on September 22, 1997. This represents a significant increase in the number of employees participating in the Plan. This increase is due to increased employment as well as a decision to broaden the scope of the Plan to include lower level management employees. The Board of Directors believes that wider participation will further enhance employee productivity, loyalty and commitment as well as providing more employees with an opportunity to benefit from increasing share values.

     Due to his pending retirement, Mr. Schleif did not receive options. Based upon Mr. Ridge's new level of responsibility and position as CEO, he will receive options to purchase 16,000 shares. Options granted in September 1996 to Mr. Schleif, Mr. Ridge and executive officers are set forth in the Stock Option Table included above.

     The Committee believes the Company has a unique overall compensation plan which fulfills current Company philosophy and which historically has been successful in producing increased shareholder value.

                                                     Daniel W. Derbes (Chairman)
                                                                  Jack L. Heckel
                                                             C. Fredrick Sehnert
                                                                 Edward J. Walsh

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of a Peer Group of consumer product companies and the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index") for the five fiscal years ending August 31, 1997. The comparison assumes $100 invested on August 31, 1992 in the Company's Common Shares and in each of the indices.

                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS
                 WD-40 Company, a Peer Group and S&P 500 Index

            [STOCK PERFORMANCE GRAPH OMITTED FROM ELECTRONIC FILING]

                             Year Ended August 31
                  1992    1993    1994    1995    1996    1997
WD-40 Company    100.00  126.67  114.39  124.60  139.58  178.21
Peer Group       100.00  107.34  114.85  125.76  140.79  192.25
S&P Index        100.00  115.19  121.54  147.58  175.17  246.51

     The Peer Group returns are based upon beginning-of-year market capitalization weighting of the cumulative returns for the following 15 consumer product companies: Alberto-Culver Co., Church & Dwight, Inc., First Brands Corp., Kimball International, Lancaster Colony Corp., La-Z-Boy Chair Co., National Presto Industries, Inc., NCH Corp., Oneida Ltd., RPM Inc.-Ohio, Royal Appliance Manufacturing Co., Scotts Company, Stanhome, Inc., Valspar Corp. and Wynn's International, Inc. Two companies, ArmorAll Products Corp. and Eljer Industries, Inc., were dropped from the Peer Group during the last fiscal year due to their acquisition by Clorox Co. and Zurn Industries, Inc., respectively.

              PROPOSAL TO APPROVE AMENDMENTS TO THE WD-40 COMPANY
                       1990 INCENTIVE STOCK OPTION PLAN

     For more than eighteen years, WD-40 Company has maintained stock option plans to provide long-term compensation benefits to management level employees. The Stock Option Plans have successfully enhanced long-term shareholder value by allowing the Company to attract and retain highly qualified employees.

     The Company's 1981 Incentive Stock Option Plan expired in 1991. In 1990, the shareholders approved the WD-40 Company 1990 Incentive Stock Option Plan (the "1990 Plan"). The 1990 Plan was restated to authorize additional shares and it was re-approved by the shareholders in 1994. The restated Plan authorized options to purchase an aggregate of 880,000 shares of the Company's common stock. All share information has been adjusted retroactively to account for the 2 for 1 stock split on July 11, 1997 as provided for in the Plan. On September 22, 1997, options to purchase 147,800 shares were granted to 50 management level employees. In order to allow the Company to continue the grant of options under the 1990 Plan, the Board of Directors has approved, subject to shareholder approval, amendments to the plan (the "Amendments") authorizing the grant of options to purchase an additional 600,000 shares of the Company's common stock. After taking into account the options recently granted for the current fiscal year, options to purchase 80,246 shares remain available for future grants under the 1990 Plan. The Amendments also include a provision to extend the term of the 1990 Plan until December 31, 2005.

     The Company's Stock Option Plans have authorized the grant of options to the Company's key employees. Outside Directors have not been eligible to receive options. The Board of Directors seeks shareholder approval for an amendment to the 1990 Plan to authorize the grant of options to outside Directors. In addition to providing a means of further compensating its Directors and allowing the Company to attract and retain the services of qualified candidates to serve as Directors, options granted to members of the Board will ensure that their interests are more closely aligned with the interests of all shareholders. Options granted to outside Directors will require approval of the full Board of Directors. Although the Board of Directors has not considered the manner in which such options will be granted, whether in fixed amounts to each Director or on the basis of identified criteria, it may be possible for the Board of Directors to use its authority to grant options as an incentive to its members to increase their commitment to Board activities.

     The Amendments are included in a Second Amendment and Restatement of the WD-40 Company 1990 Incentive Stock Option Plan. Shareholders will vote to re-approve the 1990 Plan by this amendment and restatement.

SUMMARY OF THE AMENDMENTS AND THE 1990 PLAN

     Options to purchase an aggregate of 1,480,000 shares of the Company's common stock may be granted to employees from time to time under the 1990 Plan if the Amendments are approved. The exercise price for options granted under the plan may not be less than 100% of the fair market value of the Company's shares on the date of grant. Options to purchase 680,246 shares will be available for grant upon approval of the Amendments by the shareholders, exclusive of options granted on September 22, 1997 as set forth in the New Plan Benefits table below. Options granted under the 1990 Plan may be designated as "Nonqualified Stock Options" or "Incentive Stock Options". Incentive Stock Options are afforded special tax treatment to the holder under Section 422 of the Internal Revenue Code of 1986 (the "Code").

     The Amendments also include certain conforming amendments under federal securities laws. These amendments update provisions of the 1990 Plan that allow officers and directors to receive and exercise stock options granted under the 1990 Plan without concern for possible violation of short-swing trading rules if they have otherwise acquired or disposed of shares within 6 months of receiving or exercising the stock options. The regulations promulgated by the Securities and Exchange Commission under Section 16 of the Securities

Exchange Act of 1934 (the "1934 Act") were substantially revised effective August 15, 1996 to more simply exempt employee benefit plan transactions between companies and their officers and directors from the short-swing trading prohibitions. The Amendments provide that the 1990 Plan is to be administered by the Board of Directors or a committee of the Board of Directors of the Company (the "Stock Option Committee"), consisting of two or more directors who are "Non-Employee Directors" as defined in regulations under the 1934 Act. The Board of Directors or the Stock Option Committee is empowered to construe and interpret the 1990 Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in their sole discretion, for administration of the Plan. The Board of Directors or the Stock Option Committee determines which employees of the Company or its Subsidiaries will receive options under the 1990 Plan, the number of shares for which each option is granted, and whether the option is to be designated as a Nonqualified Stock Option or as an Incentive Stock Option. Outside Directors will be eligible to receive options approved by the full Board of Directors if the Amendments are approved.

     Each option is evidenced by a Stock Option Agreement specifying the terms and conditions under which the option may be exercised. The 1990 Plan allows the Board of Directors or the Stock Option Committee to amend an outstanding Stock Option Agreement with the agreement of the option holder. Such an amendment may have income tax consequences to the option holder and/or the Company, depending upon the nature of the changes.

     Options granted under the 1990 Plan may not be exercised for one year following the date of grant. No options may be exercised more than ten years after the date of grant. Stock Option Agreements will generally provide for the termination of an option 3 months following termination of the option holder's employment with the Company. Options may be exercised by delivering a notice of exercise together with cash or a certified check for the exercise price. In lieu of cash, an option holder may exercise the option by tendering shares of the Company's common stock valued for purposes of the exercise at the shares' current fair market value.

     Upon the expiration or other termination of an option, the shares covered thereby are available for grant of additional options under the 1990 Plan. The number of shares authorized for issuance under the plan are also increased by the number of any shares tendered in lieu of cash upon the exercise of an option. As such, the number of new shares issued by the Company will never exceed the aggregate of 1,480,000 shares authorized by the plan. A specific limit that restricted the number of options that could be granted to executive officers to the number of shares initially authorized without the foregoing adjustments is no longer necessary for compliance with the exemption regulations under Section 16 of the 1934 Act and has been deleted from the 1990 Plan by the proposed Amendments.

     Options granted under the 1990 Plan are not transferable except by Will or under the laws of descent and distribution. The 1990 Plan and options granted thereunder are subject to customary anti-dilution provisions. Options carry no dividend or voting rights. The termination date of March 27, 2000 is extended by the Amendments to December 31, 2005.

FEDERAL INCOME TAX CONSEQUENCES TO OPTION HOLDERS AND THE COMPANY

     There is no tax consequence to the Company or the option holder upon the grant of either Incentive Stock Options or Nonqualified Stock Options.

     Options designated as Incentive Stock Options may be exercised without recognition of any taxable income provided that the option holder makes no disposition of the shares within one year of the transfer of the shares to such option holder. Thereafter, any gain from sale of the shares will be recognized by the option holder as capital gain rather than ordinary income. The Company may not claim any deduction for a trade or business expense upon the exercise of an Incentive Stock Option or upon sale of the shares by the option holder following the one-year limitation period. If the shares are disposed of within one year of the transfer of the shares to the option holder (a "disqualifying disposition"), the option will lose its character as an Incentive Stock Option and will, subject to certain limitations, be treated as a Nonqualified Stock Option.

     In order to obtain the favorable treatment afforded to Incentive Stock Options, the option holder must be employed by the Company or by a Subsidiary at all times from the date of grant through a date which is not more than three months before the date on which the option is exercised. The three-month limit is extended to one year in the event of death or in the event of permanent and total disability as defined in the Code.

     In order to qualify an option for Incentive Stock Option treatment, the Stock Option Agreement must include limitations on the exercisability of the option such that the aggregate fair market value (determined at the time the option is granted) of the shares for which the option first becomes exercisable in any calendar year does not exceed $100,000. To comply with this limitation, Incentive Stock Options having an aggregate exercise price in excess of $100,000 provide for delayed exercisability (vesting) on January 1st of succeeding years following the one year anniversary of the date of grant as may be necessary.

     Upon the exercise of a Nonqualified Stock Option, the option holder is required to recognize ordinary compensation income in the amount of the difference between the fair market value of the shares on the date of exercise and the exercise price. Under such circumstances, the Company is required to report such amount as a compensation expense on its payroll tax returns for withholding purposes. Provided that proper withholding for income taxes has been made, the Company is entitled to claim a compensation expense deduction. Withholding is not required in the event of a disqualifying disposition (sale within one year of exercise) of an Incentive Stock Option which results in its treatment as a Nonqualified Stock Option.

SHAREHOLDER VOTE REQUIRED FOR APPROVAL

     Approval of the proposed Second Amendment and Restatement of the WD-40 Company 1990 Incentive Stock Option Plan will require the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting. Abstentions and broker non-votes are not counted as votes in favor of approval of the 1990 Plan. The Board of Directors urges shareholders to vote "FOR" approval of the 1990 Plan.

OPTIONS GRANTED SEPTEMBER 22, 1997

     The following table presents information concerning the grant of Stock Options under the 1990 Plan to the Company's executive officers named in the Summary Compensation table on Page 7, all current executive officers as a group, each other employee who is to receive 5% or more of the options granted, and all employees, including all current officers who are not executive officers, as a group. Directors who are not employees of the Company were not eligible to participate under the Plan. All of the options listed were granted at an exercise price of $31.75. The closing fair market value of the Company's common stock as of October 10, 1997 was $28.19 as reported by the Nasdaq Stock Market.

              NEW PLAN BENEFITS SECOND AMENDMENT AND RESTATEMENT
                WD-40 COMPANY 1990 INCENTIVE STOCK OPTION PLAN

                                                                 DOLLAR           OPTIONS            PERCENT OF OPTIONS
NAME AND PRINCIPAL POSITION                                   VALUE ($)/1/     GRANTED (#)/2/     GRANTED TO ALL EMPLOYEES
---------------------------------------------------------------------------------------------------------------------------
Gerald C. Schleif                                                 -                -0-                     0.0%
 Chief Executive Officer

Barry O. Ridge                                                  $ 0             16,000/3/                 10.8
 Executive Vice President

Paul A. Thompsen                                                  -                -0-                     0.0
 Vice President-
 Business Development

Graham P. Milner                                                  0              6,000/4/                  4.1
 Vice President-Sales &
 Marketing, Americas

Michael L. Freeman                                                0              6,000/5/                  4.1
 Vice President-Administration

All Executive Officers as a Group                                 0             33,000                    22.3

All Employees as a Group                                          0            147,800                   100.0



/1/ The dollar value of options granted was zero for all options granted since the exercise price of $31.75 is greater than the closing price of $28.19 for the Company's shares as reported by the Nasdaq Stock Market for October 10, 1997.

/2/ All options were granted as Incentive Stock Options unless otherwise indicated.

/3/ Mr. Ridge's option will be exercisable as to 2,222 shares on January 1, 2000, as to 3,149 on the first day of each of the years 2001 through 2004 and as to 1,182 shares on January 1, 2005.

/4/ Mr. Milner's option will be exercisable as to 2,290 shares on January 1, 1998, as to 3,149 shares on January 1, 1999 and as to 561 shares on January 1, 2000.

/5/ Mr. Freeman's option will be exercisable as to 2,488 shares on January 1, 1998, as to 3,149 shares on January 1, 1999 and as to 363 shares on January 1, 2000.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     WD-40 Company shareholders will vote to ratify the selection of Price Waterhouse LLP as WD-40 Company's independent accountants. A majority of the votes of the Common Shares present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. Price Waterhouse LLP acted as the Company's independent public accountants during the past fiscal year and will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of Price Waterhouse LLP will attend the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The Company's independent accountants perform audit services (which include reading filings with the Securities and Exchange Commission as well as quarterly and annual reports) and tax-related services for the Company. Before audit services are performed, the Audit Committee approves an estimated fee. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years' audit fees.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company not later than July 4, 1998 to be included in the Proxy Statement and form of Proxy for the next annual meeting.

Dated:  October 30, 1997                      By Order of the Board of Directors
                                                               Harlan F. Harmsen

                                                                       Secretary

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING
               FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY                            WD-40 COMPANY                           PROXY
                               1061 Cudahy Place
                              San Diego, CA 92110

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking previous proxies for such stock, hereby appoints John S. Barry and Harlan F. Harmsen, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Carmel Room, Mission Valley Hilton, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, November 25, 1997 at 2:00 p.m. and at any adjournments thereof.

                                                      Please mark, sign, date
                                                      and return the proxy card
                                                      promptly using the
                                                      enclosed envelope